UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 16, 2008

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33069	77-0442752
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

6868 Cortona Drive

Santa Barbara, California 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Control Agreements

On January 16, 2008, the compensation committee of Occam Networks, Inc. (the “Company”) approved the form of change of control agreements the Company would enter into with each of our executive officers.  Under the terms of the change of control agreements as approved by the compensation committee, in the event of an actual or constructive termination of an executive officer’s employment within six months of a change of control transaction, the executive officer will become entitled to (i) severance payments equal to six months of the executive’s base salary; (ii) accelerated vesting of 50% of the then-unvested portion of any equity incentives held by the executive; and (iii) reimbursement of up to six months of COBRA health care coverage payments.

The summary description of the change of control agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Change of Control Agreement which is filed as Exhibit 10.81 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)                                  Exhibits

Exhibit No.	Description

10.81	Form of Change of Control Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCAM NETWORKS, INC.

By:	/s/ Christopher B. Farrell
Christopher B. Farrell Chief Financial Officer

Date:  January 22, 2008

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EXHIBIT INDEX

Exhibit No.	Description
10.81	Form of Change of Control Agreement.